Exhibit 3.3
State of Delaware
Secretary of State
Division of Corporations
Delivered 05:20 PM 05/09/2011
FILED 04:47 PM 05/09/2011
SRV 110512429 - 4979793 FILE

STATE OF DELAWARE
CERTIFICATE OF LIMITED PARTNERSHIP

•	The Undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:

•	First: The name of the limited partnership is ICON Oil & Gas Fund-C L.P.

•
Second: The address of its registered office in the State of Delaware is 2711 Centerville Road, Suite 400 in the city of Wilmington, DE.  Zip code 19808. The name of the Registered Agent at such address is Corporation Service Company.

•	Third: The name and mailing address of each general partner is as follows:

ICON Oil & Gas GP, LLC - 100  5th Ave, 4th Fl, New York, NY 10011

•	In Witness Whereof, the undersigned has executed this Certificate of Limited Partnership as of 9 day of May, A.D. 2011.

By:	/s/ Joel S. Kress, EVP
General Partner

Name:	Joel S. Kress, EVP
(type or print name)

By: ICON Oil & Gas GP, LLC, its
General Partner